Exhibit 99.01

LETTER OF RESIGNATION

To the Board of Directors of

NEURALSTEM, INC.,

I hereby tender my resignation as a member of the board of directors of Neuralstem, Inc. the “Company”). My resignation is effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. I extend my best wishes to the Company, its directors, officers and employees.

Yours Truly,

/s/ I. Richard Garr
I. Richard Garr
Date: June 16, 2016